SUB-ITEM 77Q1

The Appendix A, dated June 28, 2005 as revised, dated February 21, 2006 to the Master Amended and Restated By-Laws for MFS Series Trust II, dated January 1, 2002 as revised June 23, 2004, is contained in Post-Effective Amendment No. 48 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on February 24, 2006, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.